                                                                   EXHIBIT 10.19

                                   AGREEMENT

                                    Between

                                 HAUSER, INC.
                              hereinafter called

                                    HAUSER

                                      and

                        SMITHKLINE BEECHAM CORPORATION
                              hereinafter called

                                    CLIENT

Hauser agrees to provide Client with services for the design and development of a Point of Care Diagnostic Analyzer substantially in accordance with Hauser's proposal dated September 15, 1995 (the "Proposal"), which is incorporated herein, subject to the following terms and conditions (the "Project"):

                                    1. TERM

Hauser will begin work on the Project within thirty (30) days of receipt of this Agreement executed by Client and will continue for a period of seven (7) months, from Phase 0 through Phase 4, subject to the terms and conditions of this Agreement.

                                  2. PAYMENT

Hauser estimates that the price to the Client for performance of the Project will be One Hundred Sixty-Seven Thousand Five Hundred Dollars ($167,500.00) as set forth in the Fee Schedule. To initiate the Project, Client shall advance Eight Thousand Dollars ($8,000) which amount shall be deducted from the final invoice and Client shall provide Hauser with a purchase order and executed Authorization to Proceed. Prior to each Phase, Client shall provide Hauser with a purchase order or, to the extent same is not feasible, an Authorization to Proceed executed by an authorized officer of Client. Hauser shall present invoices at the earlier of the end of each month or the end of each Phase which shall be payable fifteen (15) days from the invoice date. If Client shall not have paid any invoice twenty-two (22) days from the invoice date, Hauser may discontinue the Project until such invoice is paid in full and Hauser's commitment to delivery dates shall be adjusted accordingly. In the event Client fails to make payment with the applicable twenty-two (22) day period with respect to at least two invoices, Hauser may re-evaluate the noted payment terms. Client shall not be required to reimburse, and Hauser shall not be required to incur, any charges for performance in excess of the above price, unless mutually agreed upon in writing. If Client or Hauser requests activities that constitute a change of scope from the Proposal or if additional information is discovered which increases the complexity of the Project, Hauser shall provide a work change order ("WCO") which must be approved by Client. Pending approval of the WCO, Hauser shall not implement a change of scope. Upon termination of the Project, and after all costs are available, any balance of payments by Client in excess of actual costs and fees incurred shall be credited or refunded to Client, unless said refund shall be less than One Hundred Dollars ($100.00). Certain designated expenses are not included in the above estimated price and, when authorized by Client, will be invoiced seperately when incurred as follows: (i) travel time at a 50% rate, (ii) travel expenses at cost, (iii) marketing expenses at cost, and (iv) materials and outside services at cost plus 15%.

                                 3. OWNERSHIP

The parties agree that all Work (which shall include for purposes of this Section all ideas, processes, methodologies, software, algorithms, formulae, notes, outlines, paragraphs, inventions, improvements and other information and work product developed or generated by or on behalf of Hauser during the course of its performance of the Project pursuant to this Agreement) shall be considered "works made for hire" within the meaning of the Copyright Act of 1976, 17 U.S.C.(SS)101, and that Client is and shall be the sole author of the Work, and the sole owner of all rights therein, including but not limited to all rights of copyright. In the event any of the Work is deemed not to be a "work made for hire," then Hauser hereby transfers to Client, without further consideration, all right, title, and interest to such Work, including any and all patents, copyrights, trade secrets and other proprietary rights related thereto. Hauser agrees to promptly execute and deliver, or cause to be promptly executed and delivered, all documents and instruments requested by Client to evidence the foregoing assignment. Hauser hereby irrevocably appoints Client as Hauser's attorney-in-fact for the purpose of executing such documents and instruments in Hauser's name. Hauser represents and warrants that it has the right to grant to Client sole right, title and interest in and to the Work, and that ownership or use of the Work by Client will not constitute an infringement of any third-party patent, copyright, trade secret or other proprietary right.

                                 4. INVENTIONS

If Hauser employees conceive and first actually reduce to practice an invention within the scope of the Project while working on the Project, Hauser will promptly notify Client of the invention and shall be deemed to have assigned to Client any and all of its rights to such invention. Upon request, within sixty
(60) days of the notification, Hauser will also assist Client in preparing and prosecuting an application for Letters Patent. The costs of providing such assistance are not included in the Project estimate stated in Section 2 above, and Client agrees to pay such costs in addition to any other amounts payable under this Agreement.

                             5.   CONFIDENTIALITY

Hauser acknowledges that it may be exposed or have access to trade secrets and other confidential business information of Client or other entities with which Client has business relationships. Such information, referred to hereinafter as "Confidential Data," shall include all information concerning the business or affairs or Client that is not known by or generally available to third parties, including, without limitation, existing systems and programs and those in development, customer lists, customer needs and requirements, employee lists, salaries and benefits, and all data received in confidence by Client from third parties. Hauser agrees that during its business dealings with Client and thereafter (i) it will hold all Confidential Data in the strictest confidence and will not copy or disclose any portion thereof to any person or entity, except its employees who have a need to know, without the prior written consent of Client; (ii) it will comply, and cause each of its employees to comply, with Client's policies on data and information security; (iii) it will not make any use whatsoever of any Confidential Data except to perform services in connection with the Work pursuant to this Agreement; and (iv) upon termination of its business dealings with Client or at any time upon Client's request, it will immediately return to Client all Confidential Data in its possession or in the possession of its employees.

                   6.   REPORTS AND USE OF RESULTS BY CLIENT

Hauser agrees to render to Client written reports of its findings and progress made during the term of the Agreement, at intervals agreed upon by the parties. Client may use the results of the Projects as Client sees fit.

Hauser will provide a high standard of professional service. Hauser warrants that services provided hereunder shall be performed in a competent and workmanlike manner and that each item of Work furnished to Client pursuant to this Agreement shall conform with its description and specifications as set forth in the Proposal.

                         7.   INDEPENDENT CONTRACTORS

Client and Hauser are independent contractors, are not related and shall not be construed as co-employers, joint venturers, partners or otherwise. Hauser shall be responsible for payment of all wages and/or salaries and benefits due to its employees. Notwithstanding the above, Client will, if appropriate, deduct applicable taxes from Hauser's compensation for services performed under this Agreement. Upon Client's request, Hauser will provide Client with certificates of insurance evidencing that its employees are covered by; (i) general liability insurance with a minimum limit of $1 million combined single limit bodily injury and property damage; and (ii) workmen's compensation insurance in the state in which each Hauser employee is employed.

                                 8. INDEMNITY

Client agrees to indemnify and hold Hauser harmless from any and all claims or suits, and all costs and expenses in connection therewith, for or arising out of Hauser's performance under this Agreement, other than for injury or damage occurring (i) as a result of a breach of this Agreement by Hauser, or (iii) as a result of the negligence or improper act or omission of Hauser or any employee or agent thereof. Notwithstanding the foregoing, Client's indemnity of Hauser is contingent upon Hauser promptly notifying Client of any claim and/or suit whereby Client may conduct and control the defense thereof with the cooperation of Hauser and may defend or settle such suit or claim in its discretion.

                              9. FORCE MAJEURE

Neither Client nor Hauser shall be liable in any way for failure to perform any provision of this Agreement (except the payment of monetary obligations) if such failure is caused by any law, rule or regulation, or any cause beyond the control of the party in default.

                             10. EARLY TERMINATION

Either party shall have the right to terminate this contract upon thirty (30) days' written notice. In the event of early termination, Hauser agrees to: (i) provide Client with all reports, materials, or other deliverable items available as of the date of termination, and (ii) refund the applicable pro rata portion of the estimated payment as set forth in Section 2. In any event, Client agrees to pay all appropriate and reasonable costs incurred or committed by Hauser including costs of termination, within thirty (30) days of receipt of a final invoice, which invoice is subject to review and approval by Client.

                                  11. GENERAL

This Agreement and the Proposal incorporated herein represent the entire Agreement of the parties, and may be modified or amended only by mutual agreement in writing. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that Client may assign this Agreement to an affiliate without the prior written consent of Hauser. This Agreement shall be governed by and is to be construed in accordance with the laws of and enforced within the jurisdiction of Pennsylvania.

SMITHKLINE BEECHAM                      HAUSER,INC.
CORPORATION

By /s/ W. Vickery Stoughton             By /s/ Ronald Pierce
   ---------------------------             ---------------------------

Title  President                        Title  Vice President
      ------------------------                    --------------------

Date   2/28/96                          Date   12/7/95
      --------------------                    --------------------

                             CONSENT TO ASSIGNMENT

     The undersigned hereby consents to the assignment by SmithKline Beecham Corporation, a Pennsylvania corporation ("SB"), to Exigent Diagnostics, Inc., a Delaware corporation ("Assignee"), of all of the rights of SB under the Agreement by and between the undersigned and SB dated as of February 28, 1996, (the "Agreement"). For purposes of this consent, "Effective Time of the Assignment" means the effective time of the closing of Assignee's purchase of the assets of SmithKline Beecham Diagnostic Systems Co., a Pennsylvania limited liability company. In executing this consent, the undersigned agrees that SB will be responsible for obligations arising under the Agreement prior to the Effective Time of the Assignment and Assignee will be responsible for any obligations arising under the Agreement after the Effective Time of the Assignment.

                                                 HAUSER.INC



                                                 By: /s/ Stephen G. Hauser
                                                    ------------------------
                                                 Name:  Stephen G. Hauser
                                                 Title: President
                                                        Hauser. Inc.